Exhibit 10.01

THIS SECOND AMENDED AND RESTATED RENEWAL PROMISSORY NOTE (“NOTE”) AMENDS, RESTATES, RENEWS AND SUPERSEDES THAT CERTAIN AMENDED AND RESTATED RENEWAL PROMISSORY NOTE, DATED JULY 12, 2005, EXECUTED BY GINN-LA NAPLES LTD., LLLP, A GEORGIA LIMITED LIABILITY LIMITED PARTNERSHIP IN FAVOR OF ALICO-AGRI, LTD., WHICH AMENDED AND RESTATED RENEWAL PROMISSORY NOTE AMENDED, RESTATED, RENEWED AND SUPERSEDED THAT CERTAIN PROMISSORY NOTE, DATED JULY 12, 2005, EXECUTED BY GINN-LA NAPLES LTD., LLLP, A GEORGIA LIMITED LIABILITY LIMITED PARTNERSHIP IN FAVOR OF FIRST AMERICAN EXCHANGE COMPANY, LLC, A DELAWARE LIMITED LIABILITY COMPANY, IN THE ORIGINAL PRINCIPAL AMOUNT OF $56,610,000.00, AS ASSIGNED BY FIRST AMERICAN EXCHANGE COMPANY, LLC, TO ALICO-AGRI, LTD. PURSUANT TO THAT CERTAIN ASSIGNMENT OF MORTGAGE AND NOTE DATED OCTOBER 9, 2006, RECORDED ON OCTOBER 19, 2006, AT INSTRUMENT NO. 2006000400690 IN THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA (“ORIGINAL NOTE”). ALICO-AGRI, LTD. REPRESENTS AND WARRANTS IT IS THE CURRENT HOLDER OF THE AMENDED AND RESTATED RENEWAL PROMISSORY NOTE AND THE ORIGINAL NOTE. ALL FLORIDA DOCUMENTARY STAMP TAXES AND INTANGIBLE PERSONAL PROPERTY TAXES DUE IN CONNECTION WITH THE ORIGINAL NOTE HAVE BEEN PREVIOUSLY PAID ON THE MORTGAGE DEED SECURING THE ORIGINAL NOTE RECORDED AT OR BOOK 4795, PAGE 2848 IN THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA. NO FURTHER FLORIDA DOCUMENTARY STAMP TAXES OR INTANGIBLE PERSONAL PROPERTY TAXES ARE DUE.

SECOND AMENDED AND RESTATED RENEWAL PROMISSORY NOTE

Amount of Original Note:	$56,610,000.00

Amount of Note:	$54,552,668.20

Date of Original Note:	July 12, 2005

Effective Date of the Note:	September 28, 2007

Maker’s Name and Address:	GINN-LA NAPLES LTD., LLLP Ginn Development Company Attention: Edward R. Ginn, III 215 Celebration Place Suite 200 Celebration, Florida 34747

Payee’s Name and Address:	ALICO-AGRI, LTD., a Florida limited partnership P.O. Box 338 Labelle, Florida 33975

640 S. Main Street Labelle, Florida 33935

FOR VALUE RECEIVED, the undersigned, and if more than one, jointly and severally (the “Maker”) promises to pay to the order of ALICO-AGRI, LTD., a Florida limited partnership (“Payee”), at its principal office set forth above, or at such other place as Payee may from time to time designate to the Maker in writing, in legal tender of the United States, the amount of the Note (the “Principal Amount”) together with interest at the rates set forth below on the unpaid balance of the Principal Amount, as follows:

1. The Principal Amount remaining unpaid under this Note from time to time shall bear interest in arrears as follows: commencing on July 12, 2005, and continuing until September 27, 2009 the interest rate shall be HSH 30-day LIBOR (hereafter defined) plus 150 basis points per annum; commencing on September 28, 2009 and continuing until September 27, 2010, the interest rate shall be HSH 30-day LIBOR plus 200 basis points per annum; and commencing on September 28, 2010 and continuing until September 28, 2011 (the “Maturity Date”), the interest rate shall be HSH 30-day LIBOR plus 250 basis points per annum. As of September 28, 2006, a portion of the interest which had accrued as of that date in the amount of One Million Seven Hundred Seventeen Thousand Six Hundred Eighty-Eight and 20/100 Dollars ($1,717,688.20) (the “Principal Addition”) was added to the Principal Amount of the Original Note as of that date. For purposes of this Note, HSH 30-day LIBOR shall mean the 1-month HSH LIBOR rate published by HSH Associates Financial Publishers or, if such index is no longer published, another comparable 30-day LIBOR index reasonably selected by Payee. The interest rate on this Note shall be adjusted from and after the date of any change in HSH 30-day LIBOR.

2. As of September 28, 2007, all accrued interest on this Note not previously added to the Principal Amount of the Original Note in the amount of Six Million Fifty-Five Thousand and no/100 Dollars ($6,055,000.00) has been paid in full. After September 28, 2007, interest shall be payable quarterly on December 28, 2007, March 28, 2008, June 28, 2008, September 28, 2008, and each quarter thereafter until the Maturity Date and the entire Principal Amount and all interest have been paid in full.

3. Principal shall be due and payable as set forth in this Paragraph 3. As of September 28, 2006, Maker made a special principal payment (“Special Principal Payment”) on the Original Note in an amount of Three Million Seven Hundred Seventy-Five Thousand and no/100 Dollars ($3,775,000.00). Due to the Special Principal Payment and the Principal Addition the outstanding principal amount of the Original Note, as amended and restated by the Amended and Restated Renewal Promissory Note and this Note, is $54,552,668.20. Maker shall make a principal payment (each, a “Minimum Annual Principal Payment”) on September 28th of the following years (each, an “Anniversary Date”) as follows: an amount equal to Four Hundred Forty-Five Thousand and no/100 Dollars ($445,000.00) on September 28, 2007; an amount equal to the difference between (x) Six Million Seven Hundred Fifty Thousand and no/100 Dollars ($6,750,000.00) and (y) the interest accrued and paid on this Note for the period from September 28, 2007 to and including September 28, 2008, on September 28, 2008; an amount equal to Twelve Million and no/100 Dollars ($12,000,000.00) on September 28, 2009; an amount equal to Twelve Million and no/100 Dollars ($12,000,000.00) on September 28, 2010; a final payment of the remaining unpaid balance of Principal Amount together with all accrued and unpaid interest due on the Maturity Date.

Notwithstanding the foregoing, in the event that Maker has at any time during any given year prior to any Anniversary Date, paid any or all of such year’s Minimum Annual Principal Payment, then on the Anniversary Date of such year, Maker shall only be required to pay the balance due towards the Minimum Annual Principal Payment for such year which has not been paid as of the Anniversary Date. Additionally, in the event that Maker, in any given year, pays more than such year’s Minimum Annual Principal Payment, then such credit balance shall be carried over to the next succeeding year and shall reduce the amount of the next year’s Minimum Annual Principal Payment by the excess amount paid in the previous year. All such payments of principal shall be applied to the then outstanding principal balance of this Note provided all interest due and payable as of such date has been paid in full to Payee and, if not, such payments shall be applied first to interest and then to principal.

4. All payments of principal and interest shall be made in legal tender of the United States and shall be by wire transfer, cashier’s check or other readily available funds acceptable to Payee.

5. Notwithstanding any provision to the contrary contained herein, Maker has the right to setoff against the next ensuing payments Maker is otherwise obligated to make hereunder, all costs and expenses of Maker specified in Section 5 of the Fourth Amendment (as defined herein).

6. This Note is secured by that certain Mortgage Deed, dated July 12, 2005, executed by Maker in favor of Payee, recorded on July 13, 2005 at OR Book 4795, page 2848 in the Public Records of Lee County, Florida, as amended by that certain First Amendment to Mortgage Deed, effective as of July 12, 2005, and recorded on December 22, 2006, in Instrument Number 2006000474156, of the Public Records of Lee County, Florida, as amended by that certain Second Amendment to Mortgage Deed effective September 28, 2007, executed by Maker in favor of Payee, to be recorded in aforesaid records (collectively, the “Mortgage”) to which reference is hereby made for a description of the Mortgaged Property (as defined in the Mortgage), the nature and extent of the security, the rights of the Payee in respect thereof and the terms and conditions upon which this Note is issued.

7. If any principal, interest or other sums payable under this Note or under the Mortgage are not promptly paid when due and not cured within fifteen (15) days after written demand from Payee to Maker or if default be made by Maker in the performance of any other agreements, conditions or covenants contained herein or in the Mortgage, which nonmonetary default is not cured within thirty (30) days after written notice from Payee to Maker or if such nonmonetary default by its nature cannot be cured within thirty (30) days, Maker within said thirty (30) days has not commenced to cure said default and thereafter actually cured such default within six (6) months after such notice subject to force majeure, then the Principal Amount and accrued interest shall become due and payable immediately, at the option of the holder hereof. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

8. Maker agrees to pay all costs of collection of this Note including reasonable attorneys’ fees, and all costs, expenses and attorneys’ fees for any retrial, rehearing or appeals. Any and all sums due hereunder after a default beyond any applicable grace or cure period under this Note or under the Mortgage shall bear interest at the rate which is five percent (5%) higher than the rate of interest in effect under this Note at the time of such default from the date when such sums are due until paid. The interest payable or agreed to be paid hereunder shall not exceed the highest lawful rate of interest permitted in the State of Florida, and if, inadvertently, there is such excess sum, it shall be applied to reduce the Principal Amount or returned to Maker if this Note is then paid in full.

9. The Maker hereby waives presentment for payment, protest, notice, notice of protest and notice of dishonor and agrees to remain and continue to be bound for the payment of all sums due under this Note notwithstanding any renewals or extension of the time for payment of sums due hereunder or any changes by way of release, surrender or substitution of any security for this Note, and waive all and every kind of notice of such extensions or changes.

10. The Maker shall be exculpated from personal liability for payment of the indebtedness represented hereby and Payee, by acceptance hereof agrees that it shall not seek, be entitled to or enforce any deficiency judgment against Maker and that Payee’s sole remedy shall be limited to its rights of repossession, foreclosure or sale of the Mortgaged Property as provided in the Mortgage and such other rights in or recourse to the property, both real and personal, hypothecated by Maker under the Mortgage.

11. Time is of the essence with respect to all obligations hereunder.

12. This Note shall be construed and enforced according to the laws of Florida. Venue for any action concerning this Note shall be in Lee County, Florida.

13. This Note may be prepaid in whole or in part at any time, without penalty, and any prepayment shall apply first to accrued interest that is due and payable and then to the Principal Amount.

14. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

15. The words “Maker” and “Payee” shall include their respective successors, assigns, heirs, executors and administrators.

16. This Note has been entered into and delivered pursuant to that certain Third Amended and Restated Agreement for Purchase and Sale, dated August 29, 2003, by and between Maker and Payee, as amended by First Amendment to Third Amended and Restated Agreement for Purchase and Sale dated December 5, 2003, as amended by Second Amendment to Third Amended and Restated Agreement for Purchase and Sale dated February 18, 2004, as amended by that certain “1031 Exchange” Amendment to Third Amended and Restated Agreement for Purchase and Sale dated April 29, 2004, as amended by the Third Amendment to Third Amended and Restated Agreement for Purchase and Sale dated June 9, 2005 (“Third Amendment”), as amended by the Fourth Amendment to Third Amended and Restated Agreement for Purchase and Sale dated June 30, 2005 (“Fourth Amendment”), as amended by the Fifth Amendment to Third Amended and Restated Agreement for Purchase and Sale dated as of July 7, 2005, and as assigned in part to First American Exchange Company, LLC, a Delaware limited liability company, by Payee pursuant to that certain Assignment Agreement (Relinquished Property), dated July 8, 2005 (collectively, the “Purchase and Sale Agreement”). In the event of any conflict or inconsistency between any of the terms or provisions of this Note or the Mortgage with any of the terms or provisions of the Purchase and Sale Agreement, the terms and provisions of this Note or the Mortgage shall control.

17. This Note amends, renews, restates and supersedes the Amended and Restated Renewal Promissory Note in its entirety, which Amended and Restated Renewal Promissory Note had amended, renewed, restated and superseded the Original Note in its entirety. Maker and Payee each hereby ratifies, confirms and approves the Note. Any references to the Note in any other document evidencing, securing or otherwise relating to the indebtedness evidenced by the Note shall mean and refer to this Second Amended and Restated Renewal Promissory Note. This Second Amended and Restated Renewal Promissory Note may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Second Amended and Restated Renewal Promissory Note.

IN WITNESS WHEREOF, Maker and Payee each has caused its duly authorized agent to execute this Second Amended and Restated Renewal Promissory Note on the date set forth below, but effective as of September 28, 2007.

“MAKER”

GINN-LA NAPLES LTD., LLLP, a Georgia limited liability limited partnership

By:	Ginn-Naples GP, LLC, a Georgia limited liability company, its sole General Partner

	By:	/s/ Robert F. Masters
	Name:	Robert F. Masters
	Title:	President
	Date	10/17/07

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[signatures to Second Amended and Restated Renewal Promissory Note

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“PAYEE”

ALICO-AGRI, LTD., a Florida limited partnership

By:	Alico, Inc., a Florida corporation, its General Partner

	By:	/s/ John R. Alexander
	Name:	John R. Alexander
	Title:	CEO
	Date	10/17/07